Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277196

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED APRIL 3, 2024

(To Prospectus dated February 20, 2024)

Common Shares
Pre-Funded Warrants to purchase Common Shares

KWESST Micro Systems Inc.

KWESST Micro Systems Inc. (the "Company" or "KWESST") is offering          common shares, no par value, of the Company (the "common shares"), at an offering price of US$      per share, pursuant to this prospectus supplement and the accompanying base prospectus.

We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase common shares (the "Pre-funded Warrants"), in lieu of common shares. The purchase price of each Pre-funded Warrant is equal to the price per common share being sold to the public in this offering, minus US$0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Warrant we sell, the number of common shares that we are offering will be decreased on a one-for-one basis.

The Company's common shares are listed on the Nasdaq Capital Market (the "Nasdaq") under the stock symbol "KWE", listed for trading on the TSX Venture Exchange (the "TSXV") under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

On April 2, 2024, the closing price of our common shares on Nasdaq was US$1.08 per common share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates, or our public float, was US$8.4 million based on 5,818,532 outstanding common shares held by non-affiliates and a per share price of US$1.4365, which was the closing price of our common shares on February 12, 2024 and is the highest closing sale price of our common shares on Nasdaq within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form F-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below US$75 million and General Instruction I.B.5 of Form F-3 continues to apply to us. As of the date of this prospectus supplement, we have sold no securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of US$2.8 million of our securities pursuant to General Instruction I.B.5 of Form F-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See "Risk Factors" on page S-10 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We have prepared this prospectus supplement in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-funded Warrant	Total
Price to the public	US$	US$	US$
Underwriting discounts and commissions(1)	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$

(1) Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. We have also agreed to issue warrants to purchase up to          common shares to the representative of the underwriters ("Representative's Warrants"). See "Underwriting" for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representatives of the underwriters to purchase up to an additional          common shares and/or Pre-funded Warrants or any combination thereof, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about          , 2024.

ThinkEquity

The date of this prospectus supplement is          , 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

-S-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying base prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein and therein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our securities.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference" in this prospectus supplement and in the accompanying base prospectus, respectively.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying base prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled "Risk Factors" in this prospectus supplement and the accompanying base prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

When used herein, unless the context requires otherwise, references to the "Company," "we," "our" and "us" refer to KWESST Micro Systems Inc., and its subsidiaries, unless otherwise indicated or required by the context.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this prospectus supplement and the accompanying base prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Financial Information and Currency

Unless otherwise indicated, all references in this prospectus supplement, and the documents incorporated by reference herein, to "dollars" or "CAD" or "$" are to Canadian dollars and all references to "USD" or "US$" are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2023, September 30, 2022 and September 30, 2021, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2023	1.3486
Year Ended September 30, 2022	1.2772
Year Ended September 30, 2021	1.2644

Month Ended	Average
March 31, 2023	1.3539
February 29, 2024	1.3450
January 31, 2024	1.3425
December 31, 2023	1.3431
November 30, 2023	1.3709
October 31, 2023	1.3717
September 30, 2023	1.3535
August 31, 2023	1.3485
July 31, 2023	1.3215
June 30, 2023	1.3288
May 31, 2023	1.3520
April 30, 2023	1.3485

The daily average exchange rate on April 2, 2024 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3572.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein contain "forward-looking statements" and "forward-looking information" within the meaning of United States and Canadian securities laws (collectively, "forward-looking statements"). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as "may", "would", "should", "could", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe", or "continue", the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

  our expectations regarding our business, financial condition, results of operations and future capital raises;
  the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;
  our expansion into domestic and international markets;
  our ability to attract customers and clients;
  our marketing and business plans and short-term objectives;
  our ability to obtain and retain the licenses and personnel we require to undertake our business;
  our ability to deliver under contracts with customers;
  anticipated revenue from professional service contracts with customers;
  our strategic relationships with third parties;
  our anticipated trends and challenges in the markets in which we operate;
  governance of us as a public company; and
  expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors:

  limited operating history;
  failure to realize growth strategy;
  failure to complete transactions or realize anticipated benefits;
  reliance on key personnel;
  regulatory compliance;
  competition;
  changes in laws, regulations and guidelines;
  demand for our products;
  fluctuating prices of raw materials;
  pricing for products;
  ability to supply sufficient product;
  potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;
  expansion to other jurisdictions;
  damage to our reputation;
  operating risk and insurance coverage;
  negative operating cash flow;
  management of growth;
  product liability;
  product recalls;
  environmental regulations and risks;
  ownership and protection of intellectual property;
  constraints on marketing products;
  reliance on management;
  fraudulent or illegal activity by our employees, contractors and consultants;

  breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;
  government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;
  regulatory or agency proceedings, investigations and audits;
  additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;
  the terms of an additional capital raises;
  conflicts of interest;
  litigation;
  risks related to United States' and other international activities, including regional conflicts that may impact our operations;
  risks related to security clearances;
  risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;
  risks related to our foreign private issuer status;
  risks related to our emerging growth company status; and
  risks related to our failure to meet the continued listing requirements of Nasdaq.

Although the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are provided as of the date hereof, thereof or the date of the document incorporated by reference, respectively, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus supplement, and the accompanying base prospectus, carefully, including the "Risk Factors" section beginning on page S-10 of this prospectus supplement, the "Risk Factors" section beginning on page 6 of the accompanying base prospectus, the "Risk Factors" section of our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the base prospectus.

Overview of the Company

KWESST Micro Systems Inc. is an early-stage technology company that develops and commercializes next-generation tactical systems for military and security forces and public safety markets.

As an early-stage technology company, we develop and commercialize next-generation technology solutions that deliver a tactical advantage for military, public safety agencies and personal defense markets.  Our product development has focused on three niche market segments as follows:

Our core mission is to protect and save lives.  At the end of fiscal year-end 2023, we began to group our offerings for commercialization purposes into Military and Public Safety missions.

KWESST's Military offerings are comprised of:

  Digitization: real-time data sharing at the tactical level, including integration with Battlefield Management Applications (BMS) including ATAK and TAK.
  Digitized firing platforms.

  Battlefield Laser Detection Systems.

  Digitized Electro Magnetic Spectrum Operations.

KWESST's Public Safety offerings are comprised of:

  KWESST Lightning:  leverages the Company's military digitization technology to provide responders to any type of incident with instant onboarding to the mission and TAK-enabled real-time situational awareness software as a service ("SaaS").

  Non-Lethal Munitions Systems

    PARA OPS, a next-generation non-lethal system just being introduced to market now.

    ARWEN 37mm system, plus a new 40mm munition

Strategy

Our strategy is to pursue and win large defense contracts with prime defense contractors for programmatic revenue visibility several years out, while at the same time exploiting book-and-ship business in the public safety market where it is possible to drive sales and where the sales cycle is typically shorter.

The following is a summary of our main product and service categories for each business line:

Non-Lethal	Digitization	Counter-Threat

PARA OPS products:

Non-reciprocating devices:

  A single-shot device
  A five-shot device
  12-gauge shotgun

Reciprocating devices

  Replica pistol
  AR style rifle

Ammunition

  Blunt / training
  Inert marking powder
  Irritant powder

ARWEN products:

  Single shot 37mm launcher
  Multi-round 37mm launcher
  37mm and new 40mm Ammunition
	Products: TASCS IFM TASCS NORS New T-SAS Tactical Surveillance And Sniper system Services: ATAK Centre of Excellence Lightning SaaS for Critical Incident Management System	Products: BLDS Phantom Electronic Warfare device

Recent Developments

  On October 18, 2023, we announced that we were developing a patent-pending SaaS product for public safety agencies to enable "lightning fast" real-time shared situational awareness among front-line responders during critical incidents.

  On October 24, 2023, we announced that we received a Notice of Allowance for the Luxton Low Energy Cartridge (LEC) patent from the U.S. Patent Office, which supports our PARA OPS product line. The patent was subsequently issued on October 31, 2023.

  On November 27, 2023, we announced that that Sean Homuth was appointed as President and Chief Executive Officer.

  On December 6, 2023 we announced that General (Retired) Rick Hillier joined our Board of Directors and became chair of our  Strategic Planning Committee, following the retirement of Jeff McLeod.

  On December 13, 2023, we announced that our non-lethal PARA OPS and ARWEN products would be available for law enforcement agencies to purchase on-line as of December 18, 2023.

  From January 23-26, 2024, we attended the SHOT Show 2024 in Las Vegas, Nevada. On January 22, 2024 in advance of the SHOT Show 2024, we demonstrated our new ARWEN 40mm cartridge and PARA OPS non-lethal system, with live fire demonstrations.

  On February 2, 2024, we announced that Dave Ibbetson, former General Manager of General Dynamics C4 Systems International, and General Dynamics Mission Systems International was engaged by us as a Strategic Defence Advisor.

  On February 12, 2024, we announced that we were invited to demonstrate and brief on our public safety products at a sniper workshop hosted by RAID, the French police unit, April 7th -11th at Aix-en-Provence shooting range. We will be demonstrating and briefing on our new PARA OPS non-lethal system, our new 40mm ARWEN cartridge for riot control and tactical teams and our new Lighting and T-SAS systems for sharing situational awareness among responders and commanders during a critical incident.

  On February 28, 2024, we announced the signing of a binding letter of intent with O'Dell Engineering Ltd., in South Western Ontario, Canada, for the sale and distribution of PARA OPS products in Canada for the civilian market.

  On March 8, 2024, we announced that we were awarded a contract by the Ontario Provincial Police to deliver training and certification to the force's lead Team Awareness users and trainers.

  On March 12, 2024, we announced the demonstration of our PARA OPS and new ARWEN 40mm produucts to Southern California law enforcement agencies at their request following our demonstration at the SHOT Show 2024 in Las Vegas, Nevada. We also announced that we were invited by the Los Angeles Police Department (“LAPD”) to its invitation-only Less Lethal Expo 2024 to be held June 6, 2024 at the LAPD Elysian Park Academy.

Corporate Information

We are a corporation domiciled in Canada and were incorporated under the Business Corporations Act (British Columbia) on November 28, 2017. Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8. Our internet site is https://www.kwesst.com; our telephone number is (613) 319-0537.

The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying base prospectus in deciding whether to purchase common shares or Pre-funded Warrants.

Our registered agent in the United States is C T Corporation System, located at 1015 15th Street N.W., Suite 1000 and its telephone number is (202)572-3133.

THE OFFERING

Issuer	KWESST Micro Systems Inc.

Common shares offered	common shares.

Pre-Funded Warrants offered

We are also offering to those purchasers, if any, whose purchase of common shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to Pre-funded Warrants, in lieu of common shares that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common shares.

This prospectus supplement also relates to the offering of common shares issuable upon exercise of the Pre-funded Warrants.

Public offering Price	US$ per common share (US$ per Pre-funded Warrant).

Underwriter's over-allotment option

We have granted the underwriters a 45-day option from the date of this prospectus supplement, exercisable one or more times in whole or in part, to purchase up to an additional      common shares and/or Pre-funded Warrants or any combination thereof (15% of the total number of common shares and/or Pre-funded Warrants to be offered by us in the offering), solely to cover over-allotments, if any.

Common shares outstanding following this offering(1)	common shares, assuming the full exercise of the Pre-funded Warrants (or common shares if the underwriters exercise the option to purchase additional securities in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately US$  million (or approximately US$    million if the underwriters exercise their option to purchase additional common shares and/or Pre-funded Warrants in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming full exercise of the Pre-funded Warrants.

We intend to use the net proceeds from this offering for working capital requirements, general corporate purposes and the advancement of its business objectives. See "Use of Proceeds" for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements

We, and our executive officers, directors, and their affiliates have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of 90 days from the date of this prospectus supplement.

Risk factors

An investment in our company involves a high degree of risk. Please refer to the sections titled "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market symbol

Our common shares are listed on The Nasdaq Capital Market under the symbol "KWE". There is no established trading market for the Pre-funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

(1) number of common shares shown above to be outstanding after this offering is based on 6,049,204 common shares outstanding as of  April 2, 2024 and excludes as of such date (US$ equivalent is based on a conversion rate of CAD$1.36):

  8,858,314 warrants to purchase 5,506,883 common shares at a weighted average exercise price of $5.99 (US$4.40) per share;

  pre-funded warrants to purchase 743,382 common shares at an exercise price of USD$0.01 per share;

  389,907 common shares issuable upon the exercise of outstanding but unexercised stock options to purchase common shares, under our Long-Term Performance Incentive Plan as approved by our shareholders on March 31, 2023 ("LTIP") at a weighted average exercise price of $2.80 (US$2.05) per share;

  3,728 common shares issuable upon the conversion of 1,071 restricted stock units ("RSUs") and 2,657 share appreciation rights ("SARs"), under our LTIP;

  Up to            common shares issuable upon the exercise of the Pre-funded Warrants if Pre-funded Warrants are sold in lieu of common shares; and

  Up to            common shares issuable upon the exercise of the Representative's Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled "Risk Factors" contained in the accompanying base prospectus and our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with all of the other information contained in this prospectus supplement and the accompanying base prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus supplement and the accompanying base prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common shares could decline and you might lose all or part of your investment.

Risks Related to This offering

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are offering            common shares and            common shares issuable upon the exercise of Pre-funded Warrants. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience immediate and substantial dilution in the net tangible book value per common share you purchase in the offering.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. After giving effect to the sale by us of         common shares at a price of US$       per share and        Pre-funded Warrants at a price of US$       per Pre-funded Warrant, and after deducting commissions and estimated offering expenses payable by us and assuming full exercise of the Pre-funded Warrants, you will experience immediate dilution of US$          per common share, representing the difference between our net tangible book value per share as of December 31, 2023 after giving effect to this offering and the offering price. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” on page S-11 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

There is no public market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our common shares.

The Pre-funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-funded Warrants acquire common shares upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our common shares underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a shareholder of our common shares only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain. There can be no assurance that the market price of our common shares will ever equal or exceed the price of the Pre-funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-funded Warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a "cashless exercise" procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-funded Warrants.

Holders of the Pre-funded Warrants will have no rights as common shareholders until such holders exercise their Pre-funded Warrants and acquire our common shares.

Until holders of the Pre-funded Warrants exercise their Pre-funded Warrants and acquire common shares, such holders will have no rights with respect to the common shares underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

As a foreign private issuer, we follow certain home country corporate governance practices instead of certain Nasdaq corporate governance requirements applicable to United States domestic companies.

As a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices instead of certain corporate governance requirements of Nasdaq. We follow the TSXV listing rules in respect of private placements instead of Nasdaq requirements to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company) and the minimum quorum requirement for a shareholders meeting. Under Nasdaq listing rules, the required minimum quorum for a shareholders meeting is 33 1/3% of the outstanding common shares. Under Canadian law and pursuant to our notice of articles, a quorum shall be present at a shareholder meeting if two or more holders of common shares representing at least 5% of the total number of voting rights attaching to the said common shares entitled to be voted at the meeting are present or represented by proxy. Accordingly, our shareholders may not be afforded the same protection as provided under Nasdaq corporate governance rules for domestic issuers.

If the Company were to constitute a "passive foreign investment company" or "PFIC" for its current tax year, adverse U.S. federal income tax consequences may result for U.S. investors

The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. If the Company is a PFIC for any year during a U.S. taxpayer's holding period of common shares or Pre-funded Warrants, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of its common shares or Pre-funded Warrants, as applicable, or any so-called ''excess distribution'' received on its common shares or Pre-funded Warrants, as applicable, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). U.S. taxpayers should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. Accordingly, prospective investors should assume that a QEF Election will not be available. A U.S. taxpayer that makes the Mark-to-Market Election with respect to the common shares generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer's basis therein. A Mark-to-Market Election will generally not be available with respect to the Pre-funded Warrants. This paragraph is qualified in its entirety by the discussion below under the heading "Certain U.S. Federal Income Tax Considerations - Passive Foreign Investment Company ("PFIC") Rules." Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the common shares and Pre-funded Warrants.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the common shares and Pre-funded Warrants

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of common shares or Pre-funded Warrants. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company's financial performance and the value of the common shares or Pre-funded Warrants. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the common shares or Pre-funded Warrants is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the common shares or Pre-funded Warrants.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common shares and Pre-funded Warrants in this offering will be approximately US$          million, or approximately US$          million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital requirements, general corporate purposes and the advancement of its business objectives.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per common share (assuming no Pre-funded Warrants are sold in the offering) and the as adjusted net tangible book value per common share immediately after the closing of this offering (assuming no Pre-funded Warrants are sold in the offering). Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding common shares. As of December 31, 2023, our unaudited net tangible book value was negative US$0.2 million or negative US$0.03 per share, using the exchange rate of US$1.00 per CAD$1.3226.

The net proceeds from our sale of            common shares in this offering at the public offering price of US$     per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023, would have been US$     million, or US$      per share, assuming no Pre-funded Warrants are sold in the offering. This represents an immediate increase in as adjusted net tangible book value of US$      per share to our existing shareholders and an immediate dilution of US$       per share to investors purchasing common shares in this offering.

We calculate dilution per share to new investors by subtracting the as adjusted net tangible book value per share from the public offering price paid by the new investor. The following table illustrates the dilution to new investors on a USD per share basis:

Public offering price per share		US$
Historical net tangible book value per share as of December 31, 2023	US$(0.03)
Increase in as adjusted net tangible book value per share attributable to this offering		US$
As adjusted net tangible book value per share after this offering		US$
Dilution in as adjusted net tangible book value per share in this offering		US$

If the underwriter's Over-Allotment Option is exercised in full, the as adjusted net tangible book value per share after giving effect to this offering, assuming the public offering price of US$    , would be US$    per share, representing an immediate increase to existing shareholders of US$    per share, and immediate dilution to new investors in this offering of US$    per share.

The foregoing calculations as of April 2, 2024 and excludes as of such date (US$ equivalent is based on a conversion rate of CAD$1.36):

  8,858,314 warrants to purchase 5,506,883 common shares at a weighted average exercise price of $5.99 (US$4.40) per share;

  pre-funded warrants to purchase 743,832 common shares at an average exercise price of USD$0.01 per share;

  389,907 common shares issuable upon the exercise of outstanding but unexercised stock options to purchase common shares, under our LTIP at a weighted average exercise price of $2.80 (US$2.05) per share;

  3,728 common shares issuable upon the conversion of 1,071 RSUs and 2,657 SARs, under our LTIP;

  common shares issuable upon the exercise of the Pre-funded Warrants if Pre-funded Warrants are sold in lieu of common shares; and

  common shares issuable upon the exercise of the Representative's Warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and applicable laws. The descriptions in this prospectus supplement and the accompanying base prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. This summary supplements the description of our common shares in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus.

We are offering common shares. We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Warrants, in lieu of common shares.

Common shares

A description of the common shares that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading “Description of Common Shares” starting on page 15 of the accompanying base prospectus. On April 2, 2024, we had 6,049,204 common shares outstanding.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed with the SEC. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to US$0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

Each Pre-funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-funded Warrants are exercised in full. The Pre-funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-funded Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-funded Warrant.

Cashless Exercise

At the time a holder exercises its Pre-funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares according to a formula set forth in the Pre-funded Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-funded warrant if the holder (together with its Attribution Parties (as defined in the Pre-funded Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of common shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder's ownership of common shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Pre-funded warrants.

Governing Law

The Pre-funded Warrants are governed by New York law.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement dated March          , 2024 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of common shares and Pre-funded Warrants next to its name in the following table:

Underwriter	Number of Shares	Number of Pre-funded Warrants
ThinkEquity LLC
Total

The underwriters are committed to purchase all the common shares (and/or Pre-funded Warrants in lieu thereof) offered by the Company. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers' certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common shares (and/or Pre-funded Warrants in lieu thereof) subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase up to an aggregate of additional common shares (and/or Pre-funded Warrants in lieu thereof) (equal to 15% of the total number of common shares and/or Pre-funded Warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional common shares (and/or Pre-funded Warrants in lieu thereof) in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The underwriters propose initially to offer the common shares (and/or Pre-funded Warrants in lieu thereof) to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer securities to securities dealers at that price less a concession of not more than US$ per share or Pre-funded Warrant. If all of the common shares and/or Pre-funded Warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Per Pre-funded Warrant	Total Without Over- Allotment Option	Total With Over- Allotment Option
Offering price	US$	US$	US$	US$
Underwriting discount and commissions (7.5%)	US$	US$	US$	US$
Proceeds, before expense, to us	US$	US$	US$	US$

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters' over-allotment option).

We have paid an expense deposit of US$25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including: (a) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed US$2,500 in the aggregate; (b) fees and expenses of the underwriter’s legal counsel not to exceed US$125,000; (c) a US$29,500 cost associated with the underwriters use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; (d) up to US$5,000 for data services and communications expenses; (e) up to US$30,000 of market making and trading, and clearing firm settlement expenses for the offering; (f) up to US$5,000 of the underwriters’ actual accountable “road show” expenses; and (g) up to US$3,000 associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones; provided however that reimbursement of the representative’s expenses shall not exceed US$150,000 in the aggregate.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and excluding the non-accountable expense allowance, are approximately US$          .

Representative's Warrants

Upon closing of this offering, we have agreed to issue the Representative’s Warrants as compensation to purchase up to           common shares (5% of the aggregate number of common shares and/or Pre-funded Warrants sold in this offering). The Representative’s Warrants will be exercisable at a per share exercise price of US$     (125% of the public offering price per common share in this offering). The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the common shares in this offering.

The Representative's Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Representative's Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative's Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative's Warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, and our executive officers, directors and affiliates have agreed, without the prior written consent of the representative, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common shares or securities convertible into or exercisable or exchangeable for shares of common shares or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days from the date of this prospectus supplement.

Right of First Refusal

We have granted the representative a right of first refusal, for a period of twelve months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative's sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a "Subject Transaction"), or any successor (or any of our subsidiaries), on terms and conditions customary to the representative for such Subject Transactions.

Discretionary Accounts

The underwriters do not intend to confirm sales of the common shares and/or Pre-funded Warrants offered hereby to any accounts over which they have discretionary authority.

Nasdaq Capital Market Listing

Our common shares are listed on Nasdaq under the symbol "KWE". There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

No underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplements. This creates a short position in our common shares for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriters is not greater than the number of shares of common shares that they may purchase in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common shares or reduce any short position by bidding for, and purchasing, common shares in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing common shares in this offering because the underwriter repurchases the common shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, common shares in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our common shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our common shares are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the United States Securities Exchange Act of 1934, as amended ("Exchange Act"), liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of this prospectus, supplement has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People's Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to "qualified domestic institutional investors."

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC ("Prospectus Directive"), as implemented in Member States of the European Economic Area (each, a "Relevant Member State"), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

• to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

• to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

• to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

• in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers ("AMF"). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d'investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the "Prospectus Regulations"). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or "CONSOB") pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), other than:

• to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 ("Regulation no. 1197l") as amended ("Qualified Investors"); and

• in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

• Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

• made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

• in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the "FIEL") pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are "qualified investors" (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are "qualified investors" (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended ("FSMA") has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to "qualified investors" (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 ("FPO"), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together "relevant persons"). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Dorsey & Whitney LLP, Toronto, Ontario, is acting as counsel to the Company regarding U.S. securities law and tax matters. Fasken Martineau DuMoulin LLP, Montréal, Québec, is acting as counsel to the Company regarding Canadian securities law matters and has provided an opinion on the validity of the securities being offered. Dentons US LLP, New York, New York, is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of KWESST as of September 30, 2023 and 2022 and for each of the two years ended September 30, 2023 and September 30, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2023 and September 30, 2022 consolidated financial statements contains an explanatory paragraph that states the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about the entity's ability to continues as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. This prospectus supplement constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement, the accompanying base prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:

a) our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 22, 2024;

b) the Current Report on Form 6-K furnished to the SEC on February 15, 2024; and

c) the description of our common shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022.

Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in the accompanying base prospectus and this prospectus supplement and the registration statement on Form F-3, of which the accompanying base prospectus and this prospectus supplement form part. In addition, the Company may incorporate by reference into the accompanying base prospectus or the registration statement on Form F-3 to which this prospectus supplement relates other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: KWESST Micro Systems Inc., 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, K2M 2A8 (613) 241-1849. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares, the acquisition, ownership and disposition of Pre-funded Warrants, and the acquisition, ownership and disposition of common shares received upon exercise of Pre-funded Warrants, all as acquired pursuant to this offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants all as acquired pursuant to this offering. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants all as acquired pursuant to this offering.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants all as acquired pursuant to this offering. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants all as acquired pursuant to this offering that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or
  a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants acquired pursuant to this offering that is not a U.S. Holder or is a partnership. This summary does not address the U.S. federal income tax considerations to non-U.S. Holders arising from and relating to the acquisition, ownership and disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants acquired pursuant to this offering. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences (including the potential application of, and operation of, any income tax treaties) relating to the acquisition, ownership and disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants acquired pursuant to this offering.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of common shares or Pre-funded Warrants pursuant to this offering (whether or not any such transactions are undertaken in connection with the purchase of common shares or Pre-funded Warrants pursuant to this offering).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company; (k) U.S. expatriates or former long-term residents of the U.S., (l) hold common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants in connection with a trade or business, permanent establishment, or fixed base outside the United States, (m) are subject to special tax accounting rules with respect to common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants, or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, the Company believes that a Pre-funded Warrant should be treated as a separate class of the Company’s common shares for U.S. federal income tax purposes and a U.S. Holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of common shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the common shares received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the common shares received upon exercise, increased by the exercise price of US$0.001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-funded Warrants as warrants to acquire common shares. If so, the amount and character of a U.S. Holder's gain with respect to an investment in Pre-funded Warrants could change, and a U.S. Holder may not be entitled to make the “QEF Election” or “Mark-to-Market Election” described below with respect to the Pre-funded Warrants to mitigate PFIC consequences in the event that the Company is classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Consequences of the Acquisition, Ownership and Disposition of common shares, Pre-Funded Warrants and common shares received upon exercise of Pre-Funded Warrants

The following discussion describes the general rule applicable to the ownership and disposition of the common shares, Pre-funded Warrants, and common shares received upon exercise of Pre-funded Warrants, but is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share, Pre-funded Warrant, or common share received upon exercise of a Pre-funded Warrant will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable, and thereafter as gain from the sale or exchange of such common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable (see “Sale or Other Taxable Disposition of common shares, Pre-Funded Warrants and/or common shares received upon exercise of Pre-Funded Warrants” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares, Pre-funded Warrants or common shares received upon exercise of the Pre-funded Warrants will constitute ordinary dividend income. Dividends received on common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the common shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of common shares, Pre-Funded Warrants and/or common shares received upon exercise of Pre-Funded Warrants

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable, are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company ("PFIC") Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period for its common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants. The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants.

In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC under Section 1297 of the Code if, after the application of certain "look-through" rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If the Company were a PFIC in any tax year during which a U.S. Holder held common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable, and with respect to gain from the disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable, received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants ratably over its holding period for the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, as applicable. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. A Mark-to-Market Election will generally not be available with respect to the Pre-funded Warrants

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares, Pre-funded Warrants or common shares received upon exercise of Pre-funded Warrants are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares, Pre-funded Warrants, or common shares received upon exercise of Pre-funded Warrants generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES, PRE-FUNDED WARRANTS AND COMMON SHARES RECEIVED UPON EXERCISE OF THE PRE-FUNDED WARRANTS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

KWESST Micro Systems Inc.

US$100,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

KWESST Micro Systems Inc. (the "Company" or "KWESST") may offer and issue from time to time any (i) common shares in the capital of the Company (the "Common Shares") or preferred shares in the capital of the Company (the "Preferred Shares" and together with the Common Shares, the "Equity Securities"), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, "Debt Securities"), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the "Warrants"), (iv) units comprised of one or more of the other securities described herein ("Units"), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units ("Subscription Receipts", and together with the Equity Securities, Debt Securities, Warrants and Units, the "Securities") of up to US$100,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the "Prospectus"), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of as set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See "Plan of Distribution".

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

The Company's registered office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and its principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8.

The Company's Common Shares are listed for trading on the Nasdaq Capital Market (the "Nasdaq") under the stock symbol "KWE", listed for trading on the TSX Venture Exchange (the "TSXV") under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

On February 16, 2024, the closing price of our Common Shares on the Nasdaq was $1.39 per Common Share.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See "Risk Factors" beginning on page 12 to read about factors you should consider before buying our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 4, 2024.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement, or any sale of a Security.

Except as otherwise indicated, references in this Prospectus to "KWESST," "Company," "we," "us" and "our"  refer to KWESST Micro Systems Inc. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors (the "Board"), officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Market, Industry and Other Data

This Prospectus, and the documents incorporated by reference herein, contain estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements".

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus, and the documents incorporated by reference, also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this Prospectus, and the documents incorporated by reference, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Financial Information and Currency

Unless otherwise indicated, all references in this Prospectus, and the documents incorporated by reference herein, to "dollars" or "CAD" or "$" are to Canadian dollars and all references to "USD" or "US$" are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2023, September 30, 2022 and September 30, 2021, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2023	1.3486
Year Ended September 30, 2022	1.2772
Year Ended September 30, 2021	1.2644

Month Ended	Average
January 31, 2024	1.3425
December 31, 2023	1.3431
November 30, 2023	1.3709
October 31, 2023	1.3717
September 30, 2023	1.3535
August 31, 2023	1.3485
July 31, 2023	1.3215
June 30, 2023	1.3288
May 31, 2023	1.3520
April 30, 2023	1.3485
March 31, 2023	1.3682
February 28, 2023	1.3450

The daily average exchange rate on February 16, 2024 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3484.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" within the meaning of United States and Canadian securities laws (collectively, "forward-looking statements"). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as "may", "would", "should", "could", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe", or "continue", the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

  our expectations regarding our business, financial condition and results of operations;
  the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;
  our expansion into domestic and international markets;
  our ability to attract customers and clients;
  our marketing and business plans and short-term objectives;
  our ability to obtain and retain the licenses and personnel we require to undertake our business;
  our ability to deliver under contracts with customers;
  anticipated revenue from professional service contracts with customers;
  our strategic relationships with third parties;
  our anticipated trends and challenges in the markets in which we operate;
  governance of us as a public company; and
  expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors:

  limited operating history;
  failure to realize growth strategy;
  failure to complete transactions or realize anticipated benefits;
  reliance on key personnel;
  regulatory compliance;
  competition;
  changes in laws, regulations and guidelines;
  demand for our products;
  fluctuating prices of raw materials;
  pricing for products;
  ability to supply sufficient product;
  potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;
  expansion to other jurisdictions;
  damage to our reputation;
  operating risk and insurance coverage;
  negative operating cash flow;
  management of growth;
  product liability;
  product recalls;
  environmental regulations and risks;
  ownership and protection of intellectual property;

  constraints on marketing products;
  reliance on management;
  fraudulent or illegal activity by our employees, contractors and consultants;
  breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;
  government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;
  regulatory or agency proceedings, investigations and audits;
  additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;
  conflicts of interest;
  litigation;
  risks related to United States' and other international activities, including regional conflicts that may impact our operations;
  risks related to security clearances;
  risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;
  risks related to our foreign private issuer status;
  risks related to our emerging growth company status; and
  risks related to our failure to meet the continued listing requirements of Nasdaq.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained herein or incorporated by reference are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained herein or incorporated by reference are provided as of the date hereof or the date of the document incorporated by reference, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

NON-IFRS FINANCIAL MEASURES

In this Prospectus, and the documents incorporated by reference, we have presented earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA that has been adjusted for the removal of one-time, irregular and nonrecurring items to provide readers with a supplemental measure of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS financial measures. Management also uses non-IFRS measures, in addition to IFRS financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and to evaluate our financial performance. We believe that these non-IFRS financial measures enable us to identify underlying trends in our business that could otherwise be hidden by the effect of certain expenses that we exclude in the calculations of the non-IFRS financial measures.

Accordingly, we believe that these non-IFRS financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis in the business and provides useful information to investors and securities analysts, and other interested parties in understanding and evaluating our operating results, enhancing their overall understanding of our past performance and future prospects.

We caution readers that these non-IFRS financial measures do not replace the presentation of our IFRS financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with IFRS. There are limitations in the use of non-IFRS measures because they do not include all the expenses that must be included under IFRS as well as they involve the exercise of judgment concerning exclusions of items from the comparable non-IFRS financial measure. Furthermore, other peers may use other non-IFRS measures to evaluate their performance, or may calculate non-IFRS measures differently, all of which could reduce the usefulness of our non-IFRS financial measures as tools for comparison.

STATUS AS AN EMERGING GROWTH COMPANY

We are an "emerging growth company" as defined in Section 3(a) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"); (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer", as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an "accelerated filer" or a "large accelerated filer" (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management's assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an "accelerated filer" or a "large accelerated filer". In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

STATUS AS A FOREIGN PRIVATE ISSUER

We are considered a "foreign private issuer" pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a "foreign private issuer" we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our "foreign private issuer status" we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from KWESST Micro Systems Inc., at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8, telephone: (613) 250-9752 or by accessing the disclosure documents through the internet on the SEC's Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar.

The following documents, filed with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 22, 2024;

b) the Current Report on Form 6-K furnished to the SEC on February 15, 2024; and

c) the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

If the Company were to constitute a "passive foreign investment company" or "PFIC" for its current tax year, adverse U.S. federal income tax consequences may result for U.S. investors

The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. If the Company is a PFIC for any year during a U.S. taxpayer's holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of its Common Shares, or any so-called ''excess distribution'' received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). U.S. taxpayers should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. Accordingly, prospective investors should assume that a QEF Election will not be available. A U.S. taxpayer that makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer's basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain U.S. Federal Income Tax Considerations - Passive Foreign Investment Company ("PFIC") Rules." Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the Securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the Securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company's financial performance and the value of the Securities. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Securities is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Securities.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since September 30, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at September 30, 2023, the date of the Company's most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management's discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

(CAD$ in thousands)	As of September 30, 2023
Debt:
Lease obligations	$ 429,523
Total Debt	429,523

Equity:
Share capital	33,379,110
Warrants	1,042,657
Contributed surplus	4,769,115
Accumulated other comprehensive gain	(39,663)
Accumulated deficit	(35,215,599)
Total equity	3,935,620

TOTAL CAPITALIZATION	$ 4,365,143

USE OF PROCEEDS

Use of Proceeds

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the Nasdaq or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES

Our authorized share structure consists of an unlimited number of Common Shares without par value, of which 5,616,782 Common Shares were issued and outstanding as of February 20, 2024. All of the issued Common Shares are fully paid and non-assessable common shares in the capital of the Company. The Company does not own any of its Common Shares.

Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, to attend and to cast one vote per share at such meetings. Holders of Common Shares are also entitled to receive on a pro rata basis such dividends, if any, as and when declared by our Board at its discretion from funds legally available therefor and upon the liquidation, dissolution, or winding up of the Company are entitled to receive on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority. Common Shares do not carry any pre-emptive, subscription, redemption, conversion rights, sinking fund provisions, liability to further capital calls by the Company, or provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

The rights of shareholders of the Company may be altered only with the approval of the holders of two thirds or more of the Common Shares voted at a meeting of the Company's shareholders called and held in accordance with the Articles of the Company (the "Articles") and applicable law.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the Articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the Business Corporations Act (British Columbia) (the "BCBCA") and the Articles of the Company, the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

• the number of Preferred Shares offered and the offering price of the Preferred Shares;

• the designation and any stated value of the Preferred Shares;

• the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

• the date from which dividends on the Preferred Shares will accumulate, if applicable;

• the liquidation rights of the Preferred Shares;

• the procedures for auction and remarketing, if any, of the Preferred Shares;

• the sinking fund provisions, if applicable, for the Preferred Shares;

• the redemption provisions, if applicable, for the Preferred Shares;

• whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

• whether the Preferred Shares will have voting rights and the terms of any voting rights;

• whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

• whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

• any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and United state income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities ("Equity Warrants") or for the purchase of Debt Securities ("Debt Warrants").

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov/edgar.

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Equity Warrants;

• the price at which the Equity Warrants will be offered;

• the currency or currencies in which the Equity Warrants will be offered;

• the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

• the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

• whether the Company will issue fractional shares;

• whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

• the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

• whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

• any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Debt Warrants;

• the price at which the Debt Warrants will be offered;

• the currency or currencies in which the Debt Warrants will be offered;

• the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

• the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

• the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

• whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material Canadian and United States federal income tax consequences of owning the Debt Warrants; and

• any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov/edgar.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of Subscription Receipts being offered;

• the price at which the Subscription Receipts will be offered;

• the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

• the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Units or any combination thereof;

• the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

• procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

• whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

• whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

• material Canadian and United States federal income tax consequences of owning the Subscription Receipts; and

• any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Units or Subscription Receipts or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the title of the Debt Securities;
  any limit on the aggregate principal amount of the Debt Securities;
  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;
  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;
  the covenants applicable to the Debt Securities;
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
  whether the Debt Securities will be secured or unsecured;
  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;
  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

TRADING

The Company's Common Shares are listed for trading on Nasdaq under the stock symbol "KWE", listed for trading on the TSXV under the stock symbol "KWE.V", and listed on the Frankfurt Stock Exchange under the stock symbol of "62U".

Certain Company warrants are listed and posted for trading on Nasdaq under the symbol "KWESW".

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$100,000,000 of Securities under the offering.

SEC registration fees	$ 14,760
Printing expenses	*
Legal fees and expenses	*
Accountants' fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

* These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable Prospectus Supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the "Tax Act") to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm's length with, and is not affiliated with the Company or the underwriters (a "Holder").

Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a "specified financial institution", as defined in the Tax Act; (c) an interest in which is a "tax shelter investment", as defined in the Tax Act; (d) that reports its "Canadian tax results", as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the Common Shares a "derivative forward agreement", or a "synthetic disposition arrangement", as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm's length) for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the "Proposed Amendments"), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and dividends must be converted into Canadian dollars based in accordance with the detailed rules  in the Tax Act in that regard.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act ("Canadian Holders").

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire the Common Shares. Certain Canadian Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other "Canadian security", as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Canadian Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay an additional potentially refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions - Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the Common Shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares to the Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Resident Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Corporation held by the Resident Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a "taxable capital gain"), realized by a Canadian Holder in a taxation year must be included in the Resident Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an "allowable capital loss"), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares or Common Shares of the Corporation. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as proposed to be defined in the Tax Act pursuant to the draft legislation released by the Department of Finance Canada on November 28, 2023) throughout its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a "designated stock exchange" (as defined in the Tax Act, which currently includes the TSXV and Nasdaq), the Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, "Registered Plans", and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a Registered Plan, if the Common Shares are a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The Common Shares generally will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a "significant interest" (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, the Common Shares will not be a prohibited investment if they are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a "Non-Resident Holder"). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSXV and Nasdaq) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our hares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder's country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the "Treaty"), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a resident of Canada.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to an offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to an offering that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or
  a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares acquired pursuant to an offering that is not a U.S. Holder or is a partnership. This summary does not address the U.S. federal income tax considerations to non-U.S. Holders arising from and relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an offering. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences (including the potential application of, and operation of, any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an offering.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company; (k) U.S. expatriates or former long-term residents of the U.S., (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, (m) are subject to special tax accounting rules with respect to Common Shares, or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules".

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see Sale or Other Taxable Disposition of Common Shares below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company ("PFIC") Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder's holding period for its Common Shares, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC under Section 1297 of the Code if, after the application of certain "look-through" rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the Common Shares. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Securities described in this Prospectus and any accompanying Prospectus Supplement, as applicable. This Prospectus and any accompanying Prospectus Supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our Securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8 during normal business hours.

EXPERTS

The consolidated financial statements of KWESST as of September 30, 2023 and 2022 and for each of the two years ended September 30, 2023 and September 30, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the September 30, 2023 and September 30, 2022 consolidated financial statements contains an explanatory paragraph that states the Company has incurred significant losses and negative cash flows from operations since inception that raise substantial doubt about the entity’s ability to continues as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Fasken Martineau DuMoulin LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters of United States law.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

Common Shares
Pre-Funded Warrants to purchase Common Shares

KWESST Micro Systems Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

ThinkEquity

, 2024